                                                                   EXHIBIT 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 Amendment No. 1 (No. 333-28809) of JW Charles Financial Services, Inc., of our report dated March 19, 1997, appearing on page F-2 of JW Charles Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
---------------------------
PRICE WATERHOUSE LLP

Tampa, Florida
July 22, 1997